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                                                                   EXHIBIT 10(i)

                             AMENDMENT NO. 2 TO THE
                      RARE HOSPITALITY INTERNATIONAL, INC.
                          1997 LONG-TERM INCENTIVE PLAN

         THIS AMENDMENT NO. 2 (this "Amendment") to the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan, as previously amended, (the "Plan") is made this 14th day of December, 1998.

         The Board of Directors of RARE Hospitality International, Inc. (the "Company") has determined that it is in the best interests of the Company and its shareholders to revise Section 4.1 of the Plan as provided in this Amendment No. 2.

         The Plan is hereby amended by deleting Section 4.1 in its entirety and by substituting in lieu thereof a new Section 4.1 to read as follows:

         4.1 COMMITTEE. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code
Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

         Except as expressly amended hereby, the terms of the Plan, as previously amended, shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

                                    RARE HOSPITALITY INTERNATIONAL, INC.

                                    By: Philip J. Hickey, Jr.
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                                    Its: President and Chief Executive Officer
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